Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orthometrix, Inc., (the “Company”), on Form 10-Q for the quarterly period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2008	/s/ Reynald G. Bonmati
Reynald G. Bonmati
Chief Executive Officer

Date: May 15, 2008	/s/ Neil H. Koenig
Neil H. Koenig
Chief Financial Officer